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                                 EXHIBIT 10.34

                  EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
                   1997 EXECUTIVE INCENTIVE COMPENSATION PLAN
                                AWARD AGREEMENT

    This AWARD AGREEMENT ("Agreement") has been executed as of the effective
date between       ("Participant") and Expeditors International of Washington,
Inc. ("Expeditors") represented for this purpose by the Compensation Committee of the Board of Directors ("Committee"). This Agreement establishes the terms and conditions of an award under Expeditors' 1997 Executive Incentive
Compensation Plan ("Plan") for the quarterly period beginning       and ending
      .

    The Committee has divided the Executive Bonus Pool as established under the
Plan into       units and hereby awards the Participant the percentage share of
the Executive Bonus Pool represented by       units. Upon written certification
of the achievement of the performance goals expressed in terms of pre-tax operating profit and subject to all other terms and conditions set forth in the Plan which shall be deemed to be incorporated herein, the Participant shall receive a cash award proportionate to the unit award herein. Expeditors shall deduct from such payment amounts sufficient to satisfy tax withholding as required by law.

    This Agreement represents the action of the Committee as evidenced by the signatures of duly elected members. The effective date shall be established as the first date this Agreement shall have been signed by a majority of the members of the Committee.

MEMBERS OF THE COMPENSATION COMMITTEE

------------------------------------       Date
James J. Casey


------------------------------------       Date
Dan P. Kourkoumelis


------------------------------------       Date
John W. Meisenbach


PARTICIPANT
------------------------------------       Date

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